EXHIBIT 4.3

                             SUBSCRIPTION AGREEMENT



ConSyGen, Inc.
10201 South 51st Street
Suite 140
Phoenix, AZ 85044

Gentlemen:

              1. The undersigned hereby tenders this subscription and subscriber for the purchase of a 6% Convertible Note, in the principal amount of $600K convertible into shares of common stock of ConSyGen, Inc. (The "Company"). Together with this Subscription Agreement, the undersigned is delivering to the Company, its funds by wire transfer as instructed by the Company. (See previous page 2).

              2. Representations and Warranties. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

              (i) The undersigned performed reasonable due diligence and has not been furnished with any other materials or literature relating to the offer and sale of the shares being offered except those included in these confidential offering materials.

              (ii) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

              (iii)  The   undersigned  has  such  knowledge  and  expertise  in
financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the securities offered hereby.

              (iv) The Confidential Purchaser Questionnaire being delivered by the undersigned to the Company simultaneously herewith is true, complete and correct in all material respects; and the undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings are applicable to the offer and sale of the securities offered hereby, based, upon the representations, warranties and agreements made by the undersigned herein and in the Confidential Purchaser Questionnaire referred to above;

              (v) Except as set forth in the confidential offering `materials no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the undersigned is not relying upon any information, other than that which is made and the results of independent investigation by the undersigned;

              (vi) The undersigned understands that (A) the Securities have not been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Act; (B) the Securities are and will be "restricted securities", as said term is defined in Regulation D of the Securities Act of 1933 and Regulations promulgated under the Act; (C) the Securities may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer;
(D) the certificates for the underlying Shares when issued will bear a legend to the effect that the transfer of the securities represented thereby is subject to restrictions on resale under federal and state securities laws; and (E) stop transfer instructions will be placed with the transfer agent for the Shares;

              (vii) The undersigned is acquiring the Securities solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof;

              (viii) The undersigned will not sell or otherwise transfer any of the Securities of common stock or any interest therein, unless and until (I) said shares shall have first been registered under the Act and all applicable state securities laws; or (ii) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions or the Act and all applicable state securities laws;

              (ix) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder; and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;

              (x) the undersigned is an "accredited investor", as such term is defined in Regulation D promulgated under the Act.

              3. The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

              4. The undersigned understands that the Company may, in its sole discretion, reject this subscription and, in the event that the offering is over subscribed, offer partial reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

              5. The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the undersigned or if an representation, warranty or covenant made by the undersigned herein.

              6. Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

              7. This Subscription Agreement (I) may only be modified by a written instrument executed by the undersigned and the Company; and (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Texas applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and their respective heirs, legal representatives, successors and permitted assigns.

              8. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

              9. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or within five days if mailed by certified or registered mail, return receipt requested, postage prepaid, as follows; if to the undersigned, to the address set forth in the Confidential Purchaser Questionnaire referred to above; and if to the Company, to ConSyGen, Inc. 10201 South 51st Street, Phoenix, AZ 85044 or to such other address as the Company or the undersigned shall have designated to the other by like notice.

              IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 17th day of March, 1997.

                                                     Organization Signature:



                                                     Little Wing, L.P.
                                                     --------------------------
                                                     Print Name of Subscriber



                                                     By:  /s/Parker Quillen
                                                        -----------------------
                                                          Print Name and Title
                                                          Person Signing

                                                     Principal  amount  of  Note
                                                     subscribed for:
                                                     $600,000.00

                                 INDEMNIFICATION

  (a) The undersigned hereby indemnifies the Company, its affiliates and its agents and holds them harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, incurred by the Company (or its affiliates or agents) by reason of or in connection with any misrepresentation made by the undersigned, any breach of any of the undersigned's warranties, or failure of the undersigned to fulfill any covenants or agreements under this Subscription Agreement. This Subscription Agreement and the representations and warranties contained herein shall survive the undersigned's purchase of the Shares and shall be binding upon the successors and assigns of the undersigned.

  (b) The Company hereby indemnifies the undersigned, its affiliates and its agents and holds them harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, incurred by the undersigned (or its affiliates or agents) by reason of or in connection with any misrepresentation made by the Company, any breach of any of the Company's warranties, or failure of the Company to fulfill any covenants or agreements under this Subscription Agreement. This Subscription Agreement and the representations and warranties contained herein shall survive the undersigned's purchase of the Shares and shall be binding upon the successors and assigns of the Company.

              SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO SECTION 15 (d) OF THE ACT BY REGISTRANT'S WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO SECTION 12 OF THE ACT.



                                      -6-

                           ACCEPTANCE OF SUBSCRIPTION

                                 ConSyGen, Inc.

              The foregoing subscription is hereby accepted by ConSyGen, Inc., this 20th day of March, 1997, for $600,000.00.

                                        ConSyGen, Inc.



                                        By:  /s/Ronald I. Bishop
                                           ------------------------------
                                             Ronald I. Bishop, President






                                SUMMARY OF TERMS

                                 CONSYGEN, INC.

                             10201 South 51st Street
                                    Suite 140
                                Phoenix, AZ 85044
                              (A Texas Corporation)

                               *******************


AMOUNT:                         Up to $1,000,000

UNDERWRITING:                   Best efforts, exclusive to IRA Capital Corporation

INSTRUMENT                      A 6% Convertible Note, convertible into shares of common stock of
                                ConSyGen, Inc. (The "Company")

REGISTRATION:                   The Convertible Notes will be issued pursuant to the exemption provisions of Sections 4(2) and 4(6) of the Securities Act of 1933 (Regulation D).
                                The Company agrees to file a Registration Statement with the Securities and Exchange Commission on Form S-3, its successor form, or any other form under the Securities Act under which the common shares underlying the
                                Convertible Note is eligible to be registered, as soon as reasonably practicable after the Closing Date, unless the shares underlying the Notes are freely tradable under the Securities Act without registration thereunder.

CONVERSION DISCOUNT:            Lesser of:
                                (i)    A fixed price determined to be 115% of the closing bid price of the common shares on the Closing date; or
                                (ii)   30%  discount  off  the  average  of  the
                                       previous 5 day closing bid price prior to
                                       conversion.

CONVERSION DATE:                The Note may be converted to shares of common stock at the earlier of the expiration of 90 days following the Closing Date or the effective date of the Registration Statement registering the Shares underlying the
                                Convertible Note as the case may be.  The underlying common shares will be subject to a Stop Transfer Instruction until the underlying shares are registered under the Securities Act or the Company has received an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

                                If the Registration Statement registering the shares underlying the
                                Convertible Notes (the "Registration Statement") is not declared effective by the Securities and Exchange Commission ("SEC") within 90 days of the
                                Closing, a penalty of an amount equal to two (2%) percent interest shall be paid by the company in cash on the first day of the first month and at the end of each 30 day period thereafter, during which the Registration statement has not been declared effective by the SEC, a penalty of 3%
                                (three percent) shall be paid by the company in cash on the first day of each subsequent month thereafter.

                                (A) The Company may force conversion of the Note with notice at any time following the expiration of 6 months of the effective registration date.
                                (B) If the price of the shares of common stock is less than the bid price on the day of closing of this offering, then the Company may elect to redeem all or part of the Notes at a 130% (one hundred and thirty percent)
                                premium.  The following conditions are applicable: (1) The Company must provide the subscriber with full cash payment within three business days of their notice to redeem the Note. Failure to satisfy the terms of payment of the redemption in full, the Company shall forfeit all redemption rights.  (2) Upon the Company's receipt of conversion notice from the subscriber, the Company may not effect a redemption of any kind.
                                (3) Upon notification of conversion from the subscriber to the Company, the Company is required to deliver the shares of common stock to the subscriber within 5 (five) business days of notification.

TERM:                           3 Years

INTEREST:                       6% per annum, payable semi-annually

CLOSING:                        On or before March 11, 1997




DOCUMENTATION:                  All documentation to be in form acceptable to counsel to ConSyGen, Inc.
                                and IRA Capital Corporation

ESCROW AGENT:                   IRA Capital Corporation

DATE:                           March 10, 1997

                                  ************

This document is for information purposes only. IRA Capital Corporation believes that the above-noted terms are indicative of the current investment climate although the opinions expressed herein are subject to change without notice.